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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                       FORM 8-K


                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported):   December 23, 1996.




                              NORTH STAR UNIVERSAL, INC.
               (Exact name of registrant as specified in its charter)


     Minnesota                          1-10134                  41-0498850
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


          6479 City West Parkway
          Eden Prairie, Minnesota                        55344
   (Address of principal executive offices)            (Zip Code)



   Registrant's telephone number, including area code:   (612) 941-3200


                                      Not Applicable
                 (Former name or former address, if changed since last report.)












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Item 5.      Other Events

     As stated in the Proxy Statement/Prospectus, mailed to shareholders of North Star Universal, Inc. ("NSU") on November 26, 1996, in connection with the solicitation of proxies by the Board of Directors of NSU for use at the NSU Annual Meeting, one of the conditions to consummation of the Reorganization among NSU, NSU Merger Co. and Michael Foods, Inc. ("Michael") is receipt of a favorable tax ruling from the IRS or a tax opinion of counsel or independent certified accountants acceptable to both Michael and NSU. Michael and NSU jointly announced on Monday, December 23, 1996 that due to continuing delays with the Internal Revenue Service ("IRS"), they have elected to proceed with the Reorganization based upon the receipt of a mutually acceptable tax opinion of certified public accountants. As a result, the parties will withdraw a revenue ruling request that was filed nearly one year ago with the IRS. In a recent meeting with the IRS, Michael and NSU learned that it could take another six months, or longer, for the IRS to complete the ruling request process.

     The tax opinion will be based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

     (I) The Merger will be treated as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and no gain or loss will be recognized by any Michael stockholder upon receipt of New Michael Common Stock pursuant to the Merger.

     (ii) The Reverse Stock Split will not be treated as a stock distribution, or a transaction that has the effect of such a distribution, to which Sections 301, 305(b) or 305(c) of the Code apply. Accordingly, no taxable income will be recognized under such Sections by any of the shareholders of NSU, except for cash paid in lieu of fraction shares.

     (iii)   The Distribution will qualify as a tax-free distribution under
             Section 355 and 368(a)(1)(D) of the Code, and no gain or loss will be recognized by any NSU shareholder upon the receipt of ENStar Common Stock pursuant to the Distribution (except upon the receipt of cash by an NSU shareholder in lieu of fractional shares of ENStar Common Stock).

Also, the tax opinions described above will be based upon certain factual representations made by Michael and NSU.

     It is expected that the tax opinion will be obtained in early 1997, and that the transactions effecting the Merger will close in the first quarter of 1997, pending stockholder approvals and other closing conditions. Capitalized terms not defined herein have the meanings assigned to them in the Proxy Statement/Prospectus.
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Item 7.      Financial Statements and Exhibits

     (c)     Exhibits

             99.     News Release dated December 23, 1996.











































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Signature

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.


                                     NORTH STAR UNIVERSAL, INC.
Date:  December 23, 1996

                                     By    /s/  Peter E. Flynn
                                         ---------------------------------------
                                         Peter E. Flynn
                                         Executive Vice President, Secretary and
                                         Chief Financial Officer

































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                                 EXHIBIT INDEX


Exhibit          Description of Exhibit                   Page Number
-------          ----------------------                   -----------
    99           News Release dated December 23, 1996          6








































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